Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Vice President, Strategy and Investor Relations

954-384-0175, x-5692

charles_lynch@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Commences $250 Million Accelerated Share Repurchase Program

FORT LAUDERDALE, Fla., September 4, 2018 – MEDNAX, Inc. (NYSE: MD), the national medical group specializing in neonatology, anesthesiology, radiology, maternal-fetal medicine, other pediatric services, and management services, today announced the commencement of a $250 million accelerated share repurchase (ASR) program with Bank of America, N.A.

Under the terms of the ASR, MEDNAX will repurchase $250 million of its common stock, with an aggregate initial delivery of approximately 4.2 million shares. The final number of shares to be repurchased will be based on the volume-weighted average share price of the Company’s common stock during the term of the ASR, minus a discount. The final settlement of the transactions under the ASR agreement is expected to occur in up to six months. The Company is funding the ASR with borrowings under its credit facility.

The ASR program is being executed as part of an authorization by MEDNAX’s Board of Directors to repurchase up to $500 million of the Company’s common stock, announced on August 2, 2018.

The $500 million authorization is incremental to the Company’s existing authorization to repurchase its common stock up to an amount sufficient to offset the dilutive impact from the issuance of shares under MEDNAX’s equity programs. MEDNAX will continue to contemplate various methods to effect future share repurchases, including, among others, open-market purchases and additional accelerated share repurchase programs.

ABOUT MEDNAX

MEDNAX, Inc. is a national health solutions partner comprised of the nation’s leading providers of physician services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives, clinical research and telemedicine to enhance patient outcomes and provide high-quality, cost-effective care.

The Company was founded in 1979, and today, through its affiliated professional corporations, MEDNAX provides services through a network of more than 4,100 physicians in all 50 states and Puerto Rico. In addition to its national physician network, MEDNAX provides services to healthcare facilities and physicians in over 40 states through two complementary businesses, consisting of a management services company and a consulting services company. Additional information is available at www.mednax.com.

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Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to MEDNAX’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in MEDNAX’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well MEDNAX’s current reports on Form 8-K, filed with the Securities and Exchange Commission.

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